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                                                                    EXHIBIT 23.3

                           CONSENT OF LEHMAN BROTHERS

     We hereby consent to the inclusion in the Proxy Statement/Prospectus forming part of this Registration Statement of our opinion dated on or about May 16, 2000, to the Special Committee of the Board of Directors of SFX Entertainment, Inc. attached as Appendix C to such Proxy Statement/ Prospectus, and the references to such opinion contained therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and we do not thereby admit that we are experts with respect to any part of this Registration Statement within the meaning of the term "expert" as used in the Securities Act.

                                            LEHMAN BROTHERS

                                            By:     /s/ ELIZABETH SATIN
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